                                                                     EXHIBIT 5.1

                                  LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

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
             Neil E. Grayson                  999 PEACHTREE STREET, N.E.                           OTHER OFFICES:
             (404) 817-6113                        FIRST UNION PLAZA                         Charleston, South Carolina
     Internet Address: NEG@NMRS.COM                   SUITE 1400                             Charlotte, North Carolina
                                               Atlanta, Georgia 30309                        Columbia, South Carolina
                                               TELEPHONE (404) 817-6000                      Greenville, South Carolina
                                               FACSIMILE (404) 817-6050                     Myrtle Beach, South Carolina
                                                     www.nmrs.com                                     ________
                                                                                                  Munich, Germany
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                                                September 17, 1999


First National Bancshares, Inc.
248 North Church Street
Spartanburg, South Carolina 29306

                  Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as counsel to First National Bancshares, Inc. (the "Company") in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, covering the offering of up to 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as subscribed in the Registration Statement, will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                       NELSON MULLINS RILEY & SCARBOROUGH



                            By: /s/ Neil E. Grayson
                               ---------------------
                                  Neil E. Grayson